UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 4, 2007

AVAYA INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15951	22-3713430
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

211 Mount Airy Road
Basking Ridge, New Jersey		07920
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:  (908) 953-6000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                              Entry into a Material Definitive Agreement.

On June 4, 2007, Avaya Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Sierra Holdings Corp., a Delaware corporation (“Parent”), and Sierra Merger Corp., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”).  Under the terms of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Merger”).  Parent is owned by a consortium of Silver Lake Partners III, L.P. and TPG Partners V, L.P. (collectively, the “Sponsors”).

Merger Agreement

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company (the “Common Stock”), other than those held in the treasury of the Company and those owned by Parent or Merger Sub, and other than those shares with respect to which appraisal rights are properly exercised under the Delaware General Corporation Law, will be cancelled and converted into the right to receive $17.50 per share in cash, without interest (the “Merger Consideration”).

The Merger Agreement contains a 50-day “go-shop” provision pursuant to which the Company has the right to solicit and engage in discussions and negotiations with respect to competing proposals through July 24, 2007.  After that date, the Company may continue discussions with any party or group of parties (defined in the Merger Agreement as an “Excluded Party”) that submits a written takeover proposal during the “go-shop” period that the Board of Directors of the Company (the “Board of Directors”) determines prior to the expiration of the “go-shop” period, in good faith, after consultation with its financial advisors and outside counsel, constitutes or could reasonably be expected to lead to a Superior Proposal (as such term is defined in the Merger Agreement).  Except with respect to Excluded Parties, after July 24, 2007, the Company is subject to a “no-shop” restriction on its ability to solicit third party proposals, provide information to and engage in discussions with third parties regarding a Takeover Proposal (as such term is defined in the Merger Agreement).  The “no-shop” restriction is subject to a “fiduciary-out” provision that allows the Company to provide information and participate in discussions with respect to competing proposals that the Board of Directors determines in good faith, after consultation with its financial advisors and outside counsel, constitutes or could reasonably be expected to lead to a Superior Proposal.

The Company may terminate the Merger Agreement under certain circumstances, including in order to enter into a transaction that is a Superior Proposal if, prior to the approval of the Merger Agreement by the Company’s stockholders, the Board of Directors determines in good faith that it has received a Superior Proposal, and otherwise complies with certain terms of the Merger Agreement.  In connection with such termination, the Company must pay a fee of $250 million to Parent, unless such termination is in connection with a Superior Proposal submitted by an Excluded Party, in which case the Company must pay a fee of $80 million to Parent.  In the event the Company terminates the Merger Agreement under certain circumstances, including, upon the terms in the Merger Agreement, for the failure to fund the Merger Consideration, Parent will be required to pay the Company a fee of $250 million upon such termination.  The Sponsors have guaranteed Parent’s obligations under the Merger Agreement to pay the termination fee to the Company.

The Merger Agreement contains customary representations, warranties and covenants, including covenants with respect to confidentiality, cooperation, the conduct of the Company’s business in the ordinary course consistent with past practice and other restrictions on the operation of the Company’s business prior to the consummation of the Merger, indemnification of the Company’s directors and officers, public announcements and similar matters.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which, together with the Company’s available cash, will be sufficient for Parent to pay the aggregate Merger Consideration and all related fees and expenses.  Consummation of the Merger is not subject to a financing condition, but is subject to customary conditions to closing, including approval of the Merger by the Company’s stockholders and expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.  The parties expect to close the Merger during the fall of 2007.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about the Company.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of the specific dates therein, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing those matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Parent or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Rights Agreement Amendment

In addition, immediately prior to the Company’s execution of the Merger Agreement, the Company executed an amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of September 29, 2000 and as amended as of February 28, 2002 (the “Rights Agreement”) with The Bank of New York.  The Rights Agreement Amendment provides that the terms of the Rights Agreement do not apply to the Merger Agreement or the Merger.

Important Additional Information will be Filed with the SEC:

In connection with the proposed Merger, the Company will file a proxy statement and other documents with the Securities and Exchange Commission (the “SEC”).  INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.  The Company’s stockholders and other interested parties will be able to obtain, without charge, a copy of the proxy statement (when available) by directing a request by mail or telephone to Avaya Inc., 211 Mount Airy Road, Basking Ridge, New Jersey 07920, telephone (908) 953-6000, or from the Company’s website, http:www.avaya.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger.  Information about the Company’s directors and executive officers and their ownership of the Common Stock is set forth in the proxy statement for the Company’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on December 21, 2006.  Stockholders and investors may obtain additional information regarding interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which will be filed with the SEC.

Item 8.01.                              Other Events.

A copy of the Company’s press release announcing the signing of the Merger Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                              Financial Statements and Exhibits.

(d) Exhibits:

2.1	Agreement and Plan of Merger, dated as of June 4, 2007, by and among Avaya Inc., Sierra Holdings Corp. and Sierra Merger Corp.

99.1	Press Release dated June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 5, 2007

AVAYA INC.

By:	/s/ Pamela F. Craven
Name: Pamela F. Craven
Title: Chief Administrative Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
2.1	Agreement and Plan of Merger, dated as of June 4, 2007, by and among Avaya Inc., Sierra Holdings Corp. and Sierra Merger Corp.

99.1	Press Release dated June 4, 2007